SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2003

Rogue Wave Software, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-28900	93-1064214
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5500 Flatiron Parkway, Boulder, Colorado	80301
(Address of principal executive offices)	(Zip Code)

(303) 473-9118
(Registrant’s telephone number)

Item 9. Regulation FD Disclosure.

The following information is being furnished pursuant to Item 12, Results of Operations and Financial Condition.

On April 29, 2003, Rogue Wave Software issued a press release announcing its second fiscal quarter 2003 financial results and updated financial guidance for fiscal year 2003. The press release is furnished herewith as Exhibit 99.1.

The press release includes a presentation of net income (loss) and earnings per share before restructuring and severance charges for the second fiscal quarters of 2002 and 2003 as well as for the fiscal 2003 outlook, which are non-GAAP financial measures. We believe the presentation of financial information excluding these expenses is useful to investors because it facilitates the comparisons of results of operations between our current, past and future periods. We believe that including these charges in our results of operations could distort trends. Furthermore, in preparing operating plans and forecasts, management relies, in part, on trends in our historical results of operations, exclusive of these items. However, our presentation of non-GAAP results should not be viewed as a substitute for our financial results determined in accordance with GAAP.

Item 7. Financial Statements and Exhibits.

99.1     Press Release dated April 29, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ROGUE WAVE SOFTWARE, INC.

Date: May 2, 2003	By:	/s/ Kathleen E. Brush
	Its:	Chief Executive Officer